AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 2000
                                                      REGISTRATION NO. 333-36990
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-3 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------

                                NETOBJECTS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                             94-3233791
State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification No.)

                               301 GALVESTON DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 482-3200
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                               ------------------
                                   SAMIR ARORA
                                NETOBJECTS, INC.
                               301 GALVESTON DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 482-3200
       (Name, address, including zip code, and telephone number, including area code, of agents for service)
                               ------------------
      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                               ALAN B. KALIN, ESQ.
                     MCCUTCHEN, DOYLE, BROWN, & ENERSEN, LLP
                                3150 PORTER DRIVE
                        PALO ALTO, CALIFORNIA 94304-1212
                                 (650) 849-4400
                               ------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend of interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 to Form S-3 Registration Statement (the "Post-Effective Amendment") is being filed to deregister the remaining unsold shares of common stock of the total 1,780,815 shares of common stock of NetObjects, Inc. (the "Registrant") covered by the Amendment No. 1 to Form S-1 Registration Statement on Form S-3, No. 333-36990 originally filed June 6, 2000 (the "Registration Statement"). This is due to the expiration of the obligation of the Company to maintain the effectiveness of the Registration Statement under the Plan and Agreement of Reorganization (dated October 4, 1999) among the Registrant and the selling shareholders identified in the prospectus, which is a part of the Registration Statement. Accordingly, the Registrant hereby files this Post-Effective Amendment to the Registration Statement to deregister all unsold shares originally registered by the Registration Statement. Of the total 1,780,815 shares originally registered by the Registration Statement 414,406 shares remained unsold as of October 10, 2000.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 11th day of October, 2000.


                                        NETOBJECTS, INC.

                                        By: /s/ Samir Arora
                                            ------------------------------------
                                            Samir Arora, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.


          Name                       Title                       Date
          ----                       -----                       ----

/s/ Samir Arora               Chief Executive Officer        October 11, 2000
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Samir Arora


/s/ Russell F. Surmanek       Chief Financial Officer        October 11, 2000
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Russell F. Surmanek


/s/ Robert G. Anderegg*       Director                       October 11, 2000
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Robert G. Anderegg


/s/ Lee A. Dayton*            Director                       October 11, 2000
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Lee A. Dayton


/s/ John Sculley*             Director                       October 11, 2000
-----------------
John Sculley


/s/ Michael D. Zisman*        Director                       October 11, 2000
----------------------
Michael D. Zisman


/s/ Blake Modersitzki*        Director                       October 11, 2000
----------------------
Blake Modersitzki



*By Samir Arora, as attorney-in-fact pursuant to the Power of Attorney filed with the Registration Statement.